SETTLEMENT AGREEMENT

     This Settlement Agreement, dated as of November 2, 2001, is by and between Criticare Systems, Inc., a Delaware corporation ("Criticare"), and Immtech International, Inc., a Delaware corporation ("Immtech").

     WHEREAS, Criticare is currently the record holder of 474,956 shares of Immtech Common Stock, par value $0.01 per share (the "Shares"), 18,582 Shares of which are held by Criticare for Dale Geiss and Alan Doyle;

     WHEREAS, the share certificates evidencing Criticare's ownership of the Shares (the "Existing Certificates") contain restrictive legends prohibiting the transfer of the certificates under the Securities Act of 1933, as amended, absent registration thereunder or an opinion of counsel acceptable to Immtech stating that such registration is not required;

     WHEREAS, Criticare and Immtech have disagreed as to whether the Shares are properly subject to any ongoing transfer restrictions; and

     WHEREAS, Criticare and Immtech, desiring to avoid the time and expense of litigation, have determined to resolve their disagreement pursuant to the terms of this Settlement Agreement;

     NOW, THEREFORE, in order to resolve the differences between the parties with respect to these matters, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

     1. Share Certificates. Within five (5) days following delivery of the Existing Certificates by Criticare to Computershare Investor Services, as transfer agent (the "Transfer Agent"), Immtech will cause the Transfer Agent to issue and deliver to Criticare seven (7) new Certificates representing the same aggregate number of Shares (the "New Certificates"), all of which New Certificates shall be free of any restrictive legend. Four of the New
Certificates shall be issued to Criticare in its name in the amount of Fifty Thousand Shares each, and the fifth New Certificate shall be issued to Criticare in its name in the amount of Two Hundred Fifty Six Thousand Three Hundred
Seventy  Four  (256,374)  Shares.  The  sixth  New  Certificate  (the  "Geiss
Certificate") shall be issued to Criticare in the name of Dale Geiss in the amount of Eleven Thousand Thirty Three (11,033) Shares, and the seventh New Certificate (the "Doyle Certificate") shall be issued to Criticare in the name of Alan Doyle in the amount of Seven Thousand Five Hundred Forty Nine (7,549) Shares. If and to the extent the Transfer Agent requires an opinion of legal counsel as a condition to effectuate the removal of the restrictive legends, Criticare shall cause its special legal counsel, Sullivan & Worcester LLP, to issue and deliver such an opinion of law, in substantially the form of Exhibit A hereto, within such five day period (the "Legal Opinion"). Immtech agrees not to object either to the Legal Opinion or to its issuance by Sullivan & Worcester LLP. If, notwithstanding the foregoing, the Transfer Agent does not deliver to Criticare the New Certificates free of any restrictive legend within five days following delivery to it of the Existing Certificates and the Legal Opinion, this Settlement Agreement shall thereupon become null and void and have no further force or effect.

     2. Restrictions on Transfer. The date of delivery to Criticare of the New Certificates is the "Effective Date". Except for Shares to be represented by the Geiss Certificate and the Doyle Certificate, Criticare has not to date "sold short," disposed of, or agreed to dispose of any of the Shares. From and after the Effective Date, Criticare will not sell, offer to sell, contract to sell, grant any option to purchase, or otherwise dispose of (collectively, "Sell") the Shares except in accordance with the following contractual restrictions, which restrictions Immtech agrees shall be the only restrictions between the parties, on Criticare's ability to Sell the Shares:

     (a) Criticare may deliver the Geiss Certificate to Dale Geiss and the Doyle Certificate to Alan Doyle at any time, and each of Messrs. Geiss and Doyle shall thereupon be free to deal with and to Sell their Shares without any restrictions.

     (b) From and after the Effective Date and up to and including the 60-day anniversary thereof (the "Lock-up Period"), Criticare shall not Sell any Shares, except that Criticare may deliver the Geiss Certificate and the Doyle Certificate as specified in subparagraph (a).

     (c) From and after the 61-day anniversary of the Effective Date and up to and including the 120-day anniversary thereof (the "Initial Selling Period"), Criticare may only Sell up to 31,418 Shares (the "Initial Selling Period Allocation").

     (d) From and after the 121-day anniversary of the Effective Date up to and including the 180-day anniversary of such date (the "Second Selling Period"), Criticare may only Sell up to an additional 50,000 Shares plus any portion of the Initial Selling Period Allocation not sold by Criticare during the Initial Selling Period (the "Second Selling Period Allocation").

     (e) Notwithstanding the provisions of subparagraphs (b), (c), and (d) above, if at any time during the Initial Selling Period (including for purposes of this subparagraph (e), the Lock-up Period) or the Second Selling Period, the closing bid price for Immtech common stock is, for any three days within any ten business day period, in excess of $12 per share, then the applicable Selling Period Allocation for such Period (including in the case of the Second Selling Period, any portion of the Initial Selling Period Allocation not utilized during the Initial Selling Period and not previously increased as a result of the provisions of this subparagraph (e)) shall be doubled.

     (f) Notwithstanding the foregoing provisions of this Section 2, Criticare shall not be restricted or limited in its ability to Sell any portion of the Shares at any time after the 90-day anniversary of the Effective Date in a transaction that is not an open-market transaction, provided that Criticare Sells in such transaction at least one-half the number of Shares that it then owns. After any such sale has occurred, Criticare shall promptly inform Immtech of the identity of the purchaser (provided that the purchaser consents to such disclosure) and the number of Shares sold. However, Criticare shall in no event be obligated to disclose to Immtech any other information regarding such transaction, including (inter alia) the purchase price paid. Any such purchaser shall take free and clear of the restrictions set forth in this
          Section  2.

     (g) Between the date of this Settlement Agreement and the 180-day anniversary of the Effective Date, Criticare shall continue to hold in its own name all Shares that it does not Sell in accordance with this Settlement Agreement, shall not cause such Shares to be reissued in a "street name", and shall not engage in any "short sale" transaction with respect to such Shares.

     (h) Upon the earliest to occur of (i) the 181-day anniversary of the Effective Date, (ii) a Change in Control (as defined below) of Immtech, or (iii) a bankruptcy, receivership, or insolvency filing by or against Immtech, the restrictions on Selling set forth in this
          Section 2 shall be of no further force and effect and Criticare may thereafter Sell all or any of the Shares at any time or from time to time free of the restrictions set forth herein.

     (i) For purposes of this Settlement Agreement, a "Change in Control" with respect to any company shall mean (A) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of its assets to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act of 1934, as amended (the "Exchange
          Act")), (B) the adoption of a plan relating to the liquidation or dissolution of the company, or (C) the acquisition, directly or indirectly, by any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of forty percent (40%) or more of the voting power of the voting stock of the company by way of merger or consolidation or otherwise.

     3. Release of Claims. Criticare and Immtech hereby release one another, and their officers, employees, agents, representatives, successors, and assigns, from any and all claims which each does or may have against the other as of the day before the date hereof, provided that, if either party to this Settlement Agreement breaches any provision of this Settlement Agreement, then in any subsequent legal action brought by the aggrieved party with respect to such breach, the provisions of this Section 3 shall be null and void.

     4. Confidentiality. Criticare and Immtech will not disclose the terms and conditions of this Settlement Agreement to anyone other than their attorneys, accountants, auditors, tax advisors, officers, directors and employees with a need to know, or except as either party determines is otherwise required by law or regulation and consistent with the disclosure requirements of applicable federal and state securities laws.

     5.  Miscellaneous.

     (a) Notices. All notices under this Settlement Agreement shall be in writing, and shall be delivered by hand or by a nationally recognized commercial overnight delivery service, addressed or transmitted, if  to  Criticare,  at:

          20925  Crossroads  Circle
          Waukesha,  WI  53186
          Attn:  Emil  H.  Soika,  President

          with  a  copy  to:

          Sullivan  &  Worcester  LLP
          One  Post  Office  Square
          Boston,  MA  02109
          Attn:  Dennis  J.  White,  Esq.

          if  to  Immtech,  at:

          150  Fairway  Drive
          Suite  150
          Vernon  Hills,  IL  60061
          Attn:  T.  Stephen  Thompson,  President

          with  a  copy  to:

          Cadwalader  Wickersham  &  Taft
          100  Maiden  Lane
          New  York,  NY  10038
          Attn:  Keith  W.  Miller,  Esq.


          Such notices shall be effective (i) in the case of hand deliveries, when received and (ii) in the case of an overnight delivery service, on the next business day after being placed in the possession of such delivery service, with delivery charges prepaid. Either party may change its address by written notice to the other.

     (b) Counterparts. This Settlement Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same instrument.

     (c) Governing Law. This Settlement Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware applicable to agreements made and to be performed in such state. If any action or proceeding shall be brought hereunder in order to enforce any right or remedy under this Agreement, each party hereby consents and will submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the State of New York.

     (d) Severability. Any provision of this Settlement Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     (e) Amendment and Waiver. No waiver or amendment to this Settlement Agreement shall be effective unless written and signed by both parties hereto.

     (f) Entire Agreement. This Settlement Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings, whether oral or written, relating to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Settlement Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                             CRITICARE  SYSTEMS,  INC.

                                             /s/ Emil H. Soika
                                             -----------------------------------
                                             Emil  H.  Soika
                                             Chief Executive Officer & President


                                             IMMTECH  INTERNATIONAL,  INC.

                                             /s/ T. Stephen Thompson
                                             -----------------------------------
                                             T.  Stephen  Thompson
                                             Chief Executive Officer & President